EXHIBIT 3.16

CERTIFICATE OF MERGER
OF
SERVICEMAGIC, INC.
AND
SM MERGER SUB, INC.

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law, ServiceMagic, Inc., a Delaware corporation, hereby certifies that

1.                                      The constituent business corporations participating in the merger herein certified are:

(a)                                 ServiceMagic, Inc., which is incorporated under the laws of the State of Delaware; and

(b)                                 SM Merger Sub, Inc., which is incorporated under the laws of the State of Delaware.

2.                                      An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law, and the proposed merger therein certified has been approved by the affirmative vote of the holders of the requisite number of shares of outstanding capital stock of ServiceMagic, Inc. entitled to vote thereon.

3.                                      The surviving corporation in the merger herein certified is ServiceMagic, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4.                                      At the effective time of said merger, the restated certificate of incorporation of the surviving corporation shall be the certificate of incorporation of ServiceMagic, Inc., as amended and restated in its entirety as set forth in Exhibit A attached hereto, pursuant to the provisions of the Delaware General Corporation Law.

5.                                      The executed Agreement and Plan of Merger between the constituent corporations is on file at an office .of the surviving corporation, the address of which is as follows:

ServiceMagic, Inc.

14023 Denver West Parkway

Suite 200, Building 64

Golden, Colorado 80401

6.                                      A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder of each of the constituent corporations.

ServiceMagic, Inc. has caused this Certificate of Merger to be duly executed and delivered on this 1st day of September, 2004.

ServiceMagic,
a Delaware corporation

By:	/s/ Rodney Rice
Name: Rodney Rice
Title: President

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
SERVICEMAGIC, INC.

ARTICLE I
NAME OF CORPORATION

The name of this corporation is:

ServiceMagic, Inc.

ARTICLE II
REGISTERED OFFICE

The address of the registered office of this corporation in the State of Delaware is, 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

ARTICLE III
PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

This corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which this corporation shall have authority to issue is one thousand (1,000), and each such share shall have a par value of one cent ($0.01).

ARTICLE V
BOARD POWER REGARDING BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this corporation.

ARTICLE VII
ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the bylaws of this corporation shall so provide.

ARTICLE VII
LIABILITY AND INDEMNIFICATION

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “Delaware Law”), a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  This corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of this corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of this corporation, or is or was serving at the request of this corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.  This corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of this corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of this corporation, or is or was serving at the request of this corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by this corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware Law and this Article VII.  This corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person.  To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the Delaware Law, any such expenses may be paid by this corporation in advance of the final disposition of such action, suit or proceeding.  The indemnification provided herein shall not be deemed to limit the right of this corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from this corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of this corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

ARTICLE VIII
CORPORATE POWER

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX
CREDITOR COMPROMISE OR ARRANGEMENT

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SERVICEMAGIC, INC.

ServiceMagic, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.                                      The name of the Corporation is ServiceMagic, Inc.

2.                                      The Amended and Restated Certificate of In-corporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

“ARTICLE I
NAME OF CORPORATION

The name of this corporation is:  HomeAdvisor, Inc.”

3.                                      The Amendment of the Amended and Restated Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.                                      This filing shall become effective at 12:01 a.m. ET on September 21, 2012.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer this 12th day of September, 2012.

ServiceMagic, Inc.

/s/ Chris Terrill
Name: Chris Terrill
Title: Chief Executive Officer